UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 14, 2012

RED ROBIN GOURMET BURGERS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-49916	84-1573084
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification Number)

6312 S. Fiddler’s Green Circle, Suite 200N Greenwood Village, Colorado	80111
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 846-6000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01               Entry into a Material Definitive Agreement

See the disclosure contained in Item 2.03 below, which is incorporated herein by reference.

ITEM 1.02               Termination of a Material Definitive Agreement

Effective December 14, 2012, in connection with entry into the new Credit Agreement described below in Item 2.03, Red Robin Gourmet Burgers, Inc.’s (the “Company’s”) existing credit facility dated May 6, 2011 was terminated.  In connection with termination, the Company paid off approximately $122 million in outstanding borrowings, accrued interest and fees under such facility.

ITEM 2.03               Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

See the disclosure contained in Item 1.02 above, which is incorporated herein by reference.

On December 14, 2012, the Company replaced its existing credit facility with a new Credit Agreement (the “Credit Agreement”) by and among the Company; Red Robin International, Inc., as the borrower; the domestic subsidiaries of the borrower from time to time parties thereto; the lender parties thereto; Wells Fargo Bank, N.A. as Administrative Agent; Bank of America, N.A. as Syndication Agent; BBVA Compass and U.S. Bank National Association as Documentation Agents; Rabobank International as Senior Managing Agent; and Wells Fargo Securities, LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated as Co-Lead Arrangers and Co-Bookrunners.  The Credit Agreement provides for a $225 million revolving line of credit and maintains the option to increase the credit facility in the future, subject to lenders’ participation, by up to an additional $100 million in the aggregate.

Red Robin International, Inc. is the borrower under the Credit Agreement, and certain of its subsidiaries and the Company are guarantors of borrower’s obligations under the Credit Agreement.  Borrowings under the Credit Agreement are secured by substantially all of the assets of the borrower and the guarantors, including the Company, and are available to: (i) refinance certain existing indebtedness of the borrower and its subsidiaries, (ii) finance restaurant construction costs, (iii) pay costs, fees and expenses in connection with such new restaurant construction, (iv) pay any fees and expenses in connection with the Credit Agreement, and (v) provide for the working capital and general corporate requirements of the Company, the borrower and its subsidiaries, including permitted acquisitions and the redemption of capital stock.

On December 14, 2012, Red Robin International, Inc., the Company and the guarantors also entered into a Security Agreement granting to Wells Fargo Bank a first priority security interest in substantially all of the assets of the borrower and the guarantors to secure the obligations under the Credit Agreement and the notes issued in connection therewith.

The summary descriptions of the Credit Agreement and the Security Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the Credit Agreement and the Security Agreement, respectively.  A copy of the Credit Agreement is attached hereto as Exhibit 10.1, and a copy of the Security Agreement entered into in connection with the Credit Agreement is attached hereto as Exhibit 10.2, both of which are incorporated herein by reference.

ITEM 7.01               Regulation FD Disclosure

On December 17, 2012, the Company issued a press release announcing the entry into the Credit Agreement.  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

In accordance with General Instruction B.2 of Form 8-K, the information in this Item 7.01, including Exhibit 99.1, will not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and will not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in that filing.

ITEM 9.01                                  Financial Statements and Exhibits

(d)                                 Exhibits

Exhibit No.	Description
10.1	Credit Agreement, dated December 14, 2012.
10.2	Security Agreement, dated December 14, 2012.
99.1	Red Robin Gourmet Burgers, Inc. Press Release, dated December 17, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 17, 2012	RED ROBIN GOURMET BURGERS, INC.

	By:	/s/ Annita M. Menogan
	Name:	Annita M. Menogan
	Title:	Chief Legal Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Credit Agreement, dated December 14, 2012.
10.2	Security Agreement, dated December 14, 2012.
99.1	Red Robin Gourmet Burgers, Inc. Press Release, dated December 17, 2012.